EXHIBIT 99.2

SWH, INC. AND SUBSIDIARY

FINANCIAL STATEMENTS

AS OF

FEBRUARY 2, 2011

AND

INDEPENDENT AUDITOR’S REPORT

SWH, INC. AND SUBSIDIARY

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders
of SWH, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of SWH, Inc. (a North Dakota Corporation) and Subsidiary as of February 2, 2011, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period of January 1, 2011 through February 2, 2011.  The consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SWH, Inc. and Subsidiary as of February 2, 2011, and the results of its consolidated operations and cash flows for the period of January 1, 2011 through February 2, 2011 in conformity with accounting principles generally accepted in the United States of America.

BRADY, MARTZ & ASSOCIATES, P.C.

August 6, 2012

SWH, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
FEBRUARY 2, 2011

ASSETS

Current assets
Unrestricted cash and cash equivalents	$2,153,169
Restricted cash and cash equivalents	2,347,026
Accounts receivable	5,039,765
Due from related party	225,000
Inventories	67,454
Prepaid expenses	395,333
Tax refund receivable	410,000
Total current assets	10,637,747

Property and equipment, net	18,146,928
Goodwill	18,566,498

TOTAL ASSETS	$47,351,173

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	849,120
Retention payable	774,519
Deferred compensation payable	690,000
Capital lease obligation, current portion	170,000
Income taxes payable	245,947
Total current liabilities	2,729,586

Capital lease obligations, net of current portion	936,374
Deferred tax liability	5,135,000
Total liabilities	8,800,960

Shareholders’ equity
Common stock, $0.001 par value, 51,100 shares authorized, 12,775 shares issued and outstanding	-
Additional paid-in capital	34,154,657
Retained earnings	4,395,556
Total shareholders’ equity	38,550,213

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,351,173

See Notes to Consolidated Financial Statements.

SWH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD JANUARY 1, 2011 THROUGH FEBRUARY 2, 2011

Well servicing income	$2,577,457

Cost of well servicing	1,490,669

Gross profit	1,086,788

Operating expenses	263,746

Income from operations	823,042

Other income (expense):
Other income	387,438
Other expenses	(1,853,827)
Interest expense	(117,254)
Total other income (expense)	(1,583,643)

Loss before provision for income taxes	(760,601)

Income tax benefit	268,053

Net loss	$(492,548)

See Notes to Consolidated Financial Statements.

SWH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE PERIOD JANUARY 1, 2011 THROUGH FEBRUARY 2, 2011

	Common stock	Additional paid-in capital	Retained earnings	Total

Balance, December 31, 2010	–	20,418,241	$4,888,104	$25,306,345

Capital contributions		13,736,416		13,736,416

Net loss	–	–	(492,548)	(492,548)

Balance, February 2, 2011	$–	$34,154,657	$4,395,556	$38,550,213

See Notes to Consolidated Financial Statements.

SWH, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD JANUARY 1, 2011 THROUGH FEBRUARY 2, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(492,548)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	163,742
Amortization/charge off of loan fees	495,480
Charge off deferred gain	(386,623)
Deferred income taxes	116,000
Changes in assets and liabilities:
Accounts receivable	(416,688)
Inventory	(35,737)
Prepaid expenses	(334,596)
Tax refund receivable	(410,000)
Accounts payable	(185,798)
Retention payable	774,519
Deferred compensation payable	690,000
Income taxes payable	25,947
Net cash provided by operating activities	3,698

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(78,449)
Net cash used for investing activities	(78,449)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	13,736,416
Repayment of capital lease obligations	(11,276,489)
Net cash provided by financing activities	2,459,927

Net increase in cash and cash equivalents	2,385,176

Beginning cash and cash equivalents	2,115,019

ENDING CASH AND CASH EQUIVALENTS	$4,500,195

Cash and cash equivalents at February 2, 2011 is comprised of:
Unrestricted cash and cash equivalents	$2,153,169
Restricted cash and cash equivalents	2,347,026

ENDING CASH AND CASH EQUIVALENTS	$4,500,195

See Notes to Consolidated Financial Statements.

SWH, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 2, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations – SWH, Inc. (the Company), through its wholly-owned operating subsidiary, Sun Well Service, Inc. (the Subsidiary), provides a variety of services to the oil and gas industry. These services include: well servicing and workover, completion services, plug and abandonment services, hydrostatic tubing testing, as well as rentals of various types of well servicing equipment. The Company’s operations are primarily concentrated in the Williston basin in North Dakota and eastern Montana.

Ownership – The Company was originally formed and acquired the Subsidiary in October 2008.  Effective February 2, 2011, the Company was acquired by BNS Holding, Inc for an aggregate purchase price of $51,100,000 in cash.  These statements are prior to the change in the basis of accounting due to the change in control under which the Company subsequently stepped up its assets and liabilities to their fair values as of the acquisition date.  See Note 16.

Basis of Presentation – The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Revenue recognition – The Company's well servicing and workover services are generally short term in nature and revenue is recognized upon completion of each service.

Cash equivalents - Cash equivalents include time deposits, money market mutual funds, and all highly liquid debt instruments with original maturities of three months or less.

Trade receivables - Trade receivables are carried at original invoice. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days. Interest is not charged on past due receivables. As of February 2, 2011, management believes its receivables are substantially all collectable and therefore has not provided for an allowance for uncollectability.

Inventories – Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Prepaid expenses - Prepaid expenses include items such as insurance and other miscellaneous items. The prepaid expenses are recognized as an operating expense in the period they benefit.

Property and Equipment - Property and equipment is stated at cost less accumulated depreciation using straight-line methods. The estimated lives used to compute depreciation are as follows:

Equipment	2 - 15 years
Vehicles	4 years
Office equipment	5 years

Intangible assets - Intangible assets consist of loan fees and goodwill. Loan fees are amortized on a straight-line basis over the life of the loan. Goodwill represents the excess of cost over fair value of net assets acquired through acquisition. In accordance with professional standards, the Company does not amortize goodwill, but evaluates the goodwill on an annual basis for potential impairment. Professional standards require the Company to test goodwill for impairment.

SWH, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 2, 2011

Advertising - Advertising costs are expensed as incurred.

Accrued compensated absences - Compensated absences are accrued and charged to expense in the period in which it is earned.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sales Taxes - The Company presents its revenues net of any sales taxes collected from its customers that are required to be remitted to local or state governmental taxing authorities.

Variable Interest Entities – The Company consolidates all variable interest entities in which it holds a variable interest and is deemed to be the primary beneficiary of the variable interest entity. Generally, a variable interest entity, or VIE, is an entity with at least one of the following conditions:  (a) the total equity investment at risk is insufficient to allow the entity to finance it activities without additional subordinated financial support or (b) the holders of the equity investment at risk, as a group, lack any one of the following three characteristics:  (i) the power to direct the entity’s activities that most significantly impact its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity. The primary beneficiary of a VIE is an entity that has a variable interest or a combination of variable interests that provide the entity with a controlling financial interest in the VIE. An entity is deemed to have a controlling financial interest in a VIE if it has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. As of February 2, 2011, the Company has determined that it does not have interests in VIE’s that require consolidation.

Share-Based Compensation – The Company accounts for share-based compensation in accordance with professional standards. The Company records share-based compensation as a component of general and administrative expense.

Income Taxes - The Company and its subsidiary are included in its parent company’s consolidated income tax returns.

Certain items of income and expense are recognized in different periods for financial reporting purposes than for purposes of computing income taxes currently payable. The income tax effects of transactions are recognized for financial reporting purposes in the year in which they enter into the determination of reported income, regardless of when they are recognized for income tax purposes. Accordingly, applicable deferred income taxes relate to these timing differences. The timing differences relate primarily to differences in the depreciable/amortizable costs associated with its property and equipment, accrued assets and accrued liabilities, and a net operating loss carryforward. Deferred taxes are computed using the asset and liability approach as prescribed in the professional standards.

Deferred income taxes are provided using the liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates as of the date of enactment. The Company’s policy is to record estimated interest and penalties related to the underpayment of income taxes as income tax expense in the consolidated statement of earnings. There has been no interest or penalties recognized in the accompanying consolidated financial statements.

SWH, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 2, 2011

The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheet, along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

For all open tax years and all major taxing jurisdictions, management of the Company has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Open tax years are those that are open for examination by taxing authorities (i.e., generally the last four tax year ends and the interim tax period since then). Furthermore, management of the Company is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

NOTE 2 - OFF-BALANCE-SHEET RISK

The Company has cash deposits at financial institutions which periodically exceed the FDIC insurance coverage limits. The Company has not experienced any losses in these accounts and believes that its cash is not exposed to any significant credit risk.

NOTE 3 – PROPERTY AND EQUIPMENT

Details pertaining to property and equipment as of February 2, 2011 are as follows:

	Cost	Accumulated Depreciation	Net
Equipment	$23,891,964	$6,136,654	$17,755,310
Vehicles	745,502	395,895	349,607
Office equipment	151,382	109,371	42,011

	$24,788,848	$6,641,920	$18,146,928

Depreciation expense for the period January 1, 2011 through February 2, 2011 was $163,742.

NOTE 4 – OTHER LONG-TERM ASSETS

In accordance with FASB Accounting Standards Codification Topic 350-20, the Company is required to classify its intangible assets subject to amortization and assets not subject to amortization.  The following is a summary of the Company's intangible assets.

	Cost	Accumulated Amortization	Net
Subject to amortization:
None	$-	$-	$-

Not subject to amortization:
Goodwill	18,566,498	-	18,566,498
	$18,566,498	$-	$18,566,498

SWH, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 2, 2011

In conjunction with the acquisition of the Company by BNS Holding, Inc., as described in Note 1, certain debt obligations were retired as of February 2, 2011.  The Company recognized the remaining unamortized balance of $495,840 of associated loan fees as amortization expense during the period ended February 2, 2011.

Professional standards require the Company to test goodwill for impairment.  There were no changes in the carrying amount of goodwill due to impairment for the period January 1, 2011 through February 2, 2011.

NOTE 5 – CAPITAL LEASES AND LONG TERM DEBT

To facilitate the funding of the Company’s acquisition of the Subsidiary’s stock in October of 2008, the Subsidiary sold substantially all its capital assets for $13,500,000. The Subsidiary subsequently entered into an agreement with an independent financing institution, NewStar Financial, Inc. (NewStar), to lease the same assets. The lease was classified as a capital lease and as such, the gain generated from the sale (approximately $454,000) was deferred and was recognized into income over the estimated lives of the leased assets.

On February 2, 2011, in conjunction with the acquisition of the Company by BNS Holding, Inc. as described in Note 1, the capital lease obligation was repaid. As a result of the repayment of the capital lease, the Company recognized the $386,623 unamortized balance of the deferred gain as other income during the period ended February 2, 2011.

The Company acquired a new rig through a capital lease agreement.  The lease requires monthly principal and interest payments of $19,466 beginning in April of 2011 through March of 2016.  The lease carries an interest rate of 6.678% and has an outstanding balance of $996,184 as of February 2, 2011.

In 2010, the Company acquired a loader through a capital lease agreement. The lease requires monthly principal and interest payments of $3,849 through August 2013. The interest rate is 6.042%. The total amount outstanding related to this capital lease was $110,189 as of February 2, 2011.

The following is a schedule of the future annual minimum payments of the leases described above as of February 2, 2011:

Amount
For the 11 months ending December 31, 2011	$217,533
For the 12 months ending December 31:
2012	279,781
2013	264,386
2014	233,597
2015	233,597
Thereafter	58,383
Total	1,287,277
Interest included in above	180,903
Present value of minimum lease payments	1,106,374

Current portion of long-term capital lease obligations	$170,000

NOTE 6 – WORKING CAPITAL AGREEMENT

As of February 2, 2011, the Company had $2,000,000 of credit available under a working capital facility agreement with a financial institution. The agreement was set to mature on October 15, 2013. Substantially all the Company’s assets were pledged as collateral under the agreement. There was no outstanding balance as of February 2, 2011. This agreement was terminated subsequent to February 2, 2011 upon the acquisition of the Company by BNS Holding Inc.

SWH, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 2, 2011

NOTE 7 - MAJOR CUSTOMERS

The Company derived 10 percent or more of its revenue during the period January 1, 2011 through February 2, 2011 from the following customers:

Customer A	$778,503
Customer B	683,783
Customer C	368,360

The Company had the following receivable amounts from these customers as of February 2, 2011:

Customer A	$2,198,099
Customer B	1,147,646
Customer C	569,641

NOTE 8 – RELATED PARTY TRANSACTIONS

Prior to BNS Holding Inc.’s acquisition of the Company, the following related party transactions occurred between the Company and either the selling shareholders or entities controlled by the selling shareholders:

The Company received management and various other services from UIB Capital, Inc. (an affiliate) and a shareholder of the Company. Fees for these services totaled $12,500 for the period January 1, 2011 through February 2, 2011.

The Company has a note receivable due from a shareholder in the amount of $225,000 as of February 1, 2011. The note is non-interest bearing and is due on demand.

NOTE 9 - PENSION PLAN

The Company's employees are eligible to participate in a defined contribution 401(k) plan after meeting specific age and period of service requirements. The Company's match is limited to a maximum of 3% of each participating employee’s wages. Pension expense for the period January 1, 2011 through February 2, 2011 was $7,786.

NOTE 10 - INCOME TAXES

The income tax provision reported in the statement of operations for the period January 1, 2011 through February 2, 2011 includes the following components:

Current income tax expense	$-
Deferred income tax benefit	268,053
$268,053

Deferred income tax balances as of February 2, 2011 are categorized as follows:

Tax refund receivable-comprised of accruals and net operating loss carryback claims	$410,000
Deferred tax liabilities-comprised of fixed assets	(5,135,000)
$(4,725,000)

SWH, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 2, 2011

Net deferred income taxes are classified as follows:

Current asset	$410,000
Current liability	–
Long-term liability	(5,135,000)
$(4,725,000)

The Company incurred a net operating loss for income tax purposes during the reporting period ended February 2, 2011 of approximately $1,182,000.  The loss was carried back to previous tax years to obtain a refund of income taxes previously paid.

As of February 2, 2011, the Company had the following amounts due to (from) federal and state entities associated with its income taxes for the year-ended December 31, 2010:

Refund – U.S. Treasury	$(82,107)
Payable – MT Dept of Revenue	43,563
Payable – ND Tax Commissioner	284,491
$245,947

NOTE 11 – DEFERRED COMPENSATION PLAN

In 2010, the Company established a deferred compensation plan to provide certain key employees with cash retention awards. The Company has accrued a total of $690,000 at February 2, 2011, including $375,000 charged to expense for the period January 1, 2011 to February 2, 2011 for vested benefits due to employees under this plan.

NOTE 12 – CAPITAL CONTRIBUTIONS

The Company was acquired by BNS Holding Inc on February 2, 2011.  See Note 1.  As provided under the terms of the purchase agreement, certain obligations of the Company’s subsidiary were required to be settled with or reserved from the consideration paid to the sellers.

Capital lease obligations and accrued interest	$11,389,390
Employee retentions payable	2,347,026
$13,736,416

A total of $2,347,026 of the acquisition proceeds was set aside as restricted funds to fund employee retention obligations.  In accordance with the purchase agreement, $774,519 of the retention payments were due and paid to eligible employees in February 2011.  The remaining balance was payable to eligible employees meeting various employment requirements as of June 30, 2011.

An additional $11,389,390 of the acquisition proceeds were utilized to repay the outstanding capital lease obligations with NewStar described in Note 5.

NOTE 14 – STATEMENT OF CASH FLOWS INFORMATION

For the period January 1, 2011 through February 2, 2011, the Company paid cash for interest expense totaling $125,450. The Company did not utilize any cash for income taxes during the period of January 1, 2011 through February 2, 2011.

The Company purchased $687,371 of equipment financed through capital lease obligations during the period of January 1, 2011 through February 2, 2011.

SWH, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 2, 2011

NOTE 15 – OTHER EXPENSES

In conjunction with BNS Holding, Inc.’s acquisition of the Company on February 2, 2011, certain additional compensation related expenses became due.  The Company also charged off the remaining unamortized loan fees related to the capital leases that were repaid – see Note 12.  The items included in “Other Expenses” in the Company’s statement of operations are as follows:

Retention expense	$774,519
Charged off of loan fees	495,480
Deferred compensation expense	375,000
Payroll taxes related to deferred compensation and retention expenses	208,828
Total	$1,853,827

NOTE 16 – SUBSEQUENT EVENTS

In conjunction with BNS Holding, Inc.’s acquisition of the Company on February 2, 2011, the Company guaranteed approximately $14,000,000 of BNS Holding, Inc.’s debt. This debt was paid off in September 2011.

In March 2011, the Company and BNS Holding, Inc. entered into a tax-sharing agreement where the Company will be included in both the Federal and State tax returns of BNS Holding, Inc. This agreement defines the methodology for determining the amount of current taxes due by each of the parties as a result of the Company being included in the consolidated tax returns of BNS Holding, Inc.  The Company’s tax expense will be determined as if separate tax returns were to be filed. The tax sharing agreement does not require intercompany reimbursement or settlement of tax benefits related to filing a consolidated tax return. Accordingly, the cash flow benefits realized by the Company, as a result of filing the consolidated tax returns, will be recorded as additional paid-in capital. Any tax expense incurred by the Company, after benefits of the tax-sharing agreement, will be paid by the Company.

On April 29, 2011, the Company adopted a phantom stock plan in which certain employees were granted phantom shares. The phantom shares vest at equal levels over a three-year period and convey the right to the grantees to receive cash payments based on EBITDA (earnings before interest, income taxes, depreciation, and amortization expenses) as defined under the plan. The phantom shares are a “liability” type award under professional standards. Phantom shareholders are entitled to receive a cash payment for their vested shares based on an EBIDTA valuation formula contained in the Phantom Plan.  The board has issued a total of 8,500 phantom shares to be issued under the Phantom Plan.  Effective May 30, 2012, the plan was amended to remove the EBIDTA performance targets required for vesting of the shares and to provide that the cash payment for vested shares be based on the per share consideration received by the shareholders of BNS Holding Inc. for the sale of the Company.  As of August 6, 2012, 6,300 shares were outstanding, representing an estimated maximum obligation under the plan of $3,420,000, net of forfeitures for terminations.  Payments for vested shares will be made to eligible participants on February 1, 2016 unless there is a change of control or employee death.

Effective April 29, 2011, the shareholder approval of a 12.755-for-one stock split was recorded. All share data, except par value, has been retroactively adjusted to reflect the effect of the stock split for the period presented.

The Company purchased a rig through a capital lease agreement in May 2011 for $968,887. The lease requires monthly principal and interest payments of $18,702 through May 2016, with an interest rate of 5.936%.

In May 2011, the Company signed a contract for construction of an administration/shop facility. The facility was completed in February 2012 for a cost of approximately $5,000,000.

SWH, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 2, 2011

In June 2011, the Company signed a credit agreement with Wells Fargo Bank, National Association that included a $20,000,000 term loan and a revolving line of credit for up to $5,000,000. The loans are secured by the assets of Company and bear interest at the option of the Company at LIBOR plus 3.5%, or the greater of a) the bank’s prime rate, b) the Federal Funds rate plus 1.5%, or c) the Daily One-Month LIBOR rate plus 1.5% for base rate loans. Both options are subject to leverage ratio adjustments. The term loan is repayable in $1,000,000 quarterly installments from September 30, 2011 through June 30, 2015. Borrowings under the revolving line, which are determined based on eligible accounts receivable, mature on June 30, 2015. The Company advanced and subsequently repaid $1,000,000 on the revolving line of credit to date. In July 2011, the Company borrowed the full term loan and paid BNS Holding, Inc. a dividend of $20,000,000.

The Company used the services of SP Corporate Services LLC (“SPCS”), an affiliate of SPH Group LLC, the parent company of BNS Holding, Inc., in connection with the negotiation of this credit agreement. The Company paid SPCS $500,000 for such services during the year ended December 31, 2011 and has capitalized this amount as deferred financing costs to be amortized over the term of the loan.

On January 20, 2012, the Company agreed to sell its tubular testing fixed assets for $1,000,000 cash.  These assets are included as equipment in Note 3 with a net book value of $894,862 as of February 2, 2011.  The sale was finalized in May 2012.

On May 31, 2012, BNS Holding Inc. sold the Company to Steel Excel Inc., a related party through common ownership by SPH Group LLC, for an aggregate amount of $62,664,433, comprised of 2,207,500 common shares of Steel Excel Inc., valued at $54,742,500 and cash of $7,921,933.  In June 2012, Steel Excel Inc. consolidated certain of its energy services subsidiaries, including SWH Inc. into a newly formed entity, Steel Energy Ltd., a wholly owned subsidiary of Steel Excel Inc.

In June of 2012, the Company signed a contract to commence construction on a building to be rented to a related party through common ownership.  The total contract price is $800,000.  As of August 6, 2012, the Company has incurred costs totaling $300,000.

The Company paid cash for and placed in service 3 workover rigs for an approximate total cost of $3,300,000. The Company also has entered into a purchase commitment for an additional rig. The rig is expected to cost approximately $1,200,000.

No other significant events occurred subsequent to the Company’s year-end. Subsequent events have been evaluated through August 6, 2012, which is the date these financial statements were available to be issued.